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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 13, 1999, appearing on Page F-2 of the Form 10-K for the year ended December 31, 1998, into this Form S-8.

/s/ Stewart, Fowler & Stalvey, P.C.
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Stewart, Fowler & Stalvey, P.C.


Valdosta, Georgia
October 21, 1999